Exhibit 23(h)(iv)(b)


                                    EXHIBIT A

Exhibit A, dated as of October 1, 2009, is Exhibit A to the Sub-Administration and Accounting Services Agreement among PNC Global Investment Servicing (U.S.) Inc., WT Mutual Fund and Rodney Square Management Corporation.

                                  LIST OF FUNDS

                  Wilmington Prime Money Market Fund

                  Wilmington U.S. Government Money Market Fund

                  Wilmington Tax-Exempt Money Market Fund

                  Wilmington Short/Intermediate-Term Bond Fund

                  Wilmington Broad Market Bond Fund

                  Wilmington Municipal Bond Fund

                  Wilmington Multi-Manager Large-Cap Fund

                  Wilmington Small-Cap Strategy Fund

                  Wilmington Multi-Manager International Fund

                  Wilmington Multi-Manager Real Asset Fund

                  Wilmington Aggressive Asset Allocation Fund

                  Wilmington Conservative Asset Allocation Fund